As filed with the Securities and Exchange Commission on September 11, 2006

                           FILE NO. 333-131621

                               UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, DC 20549

      AMENDMENT NO. 4 TO

                           FORM SB-2

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

   FIRST SOURCE DATA, INC.

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              (Name of small business issuer in its charter)

   Nevada                                     8742                20-1558589

------------------------------      ---------------------------   ------------ (State or other jurisdiction      (Primary Standard Industrial   (IRS Employer

of incorporation of organization)  Classification Code Number)  Identification

  No.)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

Telephone: (416) 214-1516

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(Address and telephone number of principal executive offices)

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

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(Address of principal place of business or intended principal place of business)

Javed Mawji, Chief Executive Officer

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

-----------------------------------------

(Name, address and telephone number of agent for services)

COPY TO:

Amy M. Trombly, Esq.

Trombly Business Law

1320 Centre Street, Suite 202

Newton, MA 02459

(617) 243-0060

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

CALCULATION OF REGISTRATION FEE

Proposed                                        Proposed

Title of each    Amount of      Proposed        maximum

class of         shares         maximum         aggregate   Amount of

securities       to be          offering price  offering  registration

to be registered registered(1)  per share(2)    price        fee

Common stock,    1,381,875      $0.40           $552,750    $59.14

to be sold by

existing shareholders,

par value $0.001

(1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes, our articles, and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Under our articles, we indemnify our directors and officers against damages for breach of any fiduciary duty as a director or officer to the corporation, its shareholders or any other person except for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) a payment of dividends in violation of the Nevada Revised Statutes.

Our bylaws provide that we will indemnify any of our directors or officers against expenses, judgments, fines, settlements, and other amounts incurred in connection with legal proceedings if the director or officer in question: (a) acted in good faith and in a manner that he or she reasonably believed to be in the best interests of this corporation; (b) in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; (c) and successfully defended himself or herself in the proceeding.

We also have the power to indemnify any director or officer who is unsuccessful in defending himself or herself, provided that a determination that indemnification is proper in the circumstances is made by one of the following: (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding; (b) independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available; (c) the affirmative vote of a majority of our shares entitled to vote represented at a duly held meeting at which a quorum is present; (d)  the written consent of holders of a majority of our outstanding shares entitled to vote excluding the shares owned by the person to be indemnified; or (e) the court in which the proceeding is or was pending, on application made by us, the person to be indemnified, or the attorney or other person rendering services in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the registration of securities under this prospectus are denoted below. Please note that all amounts are estimates other than the Commission’s registration fee.

Securities and Exchange Commission registration fee

      $59

Transfer Agent fees

   $1,500

Accounting fees and expenses

        $10,000

Legal fees and expenses

        $18,000

Miscellaneous (including EDGAR filing fees)

   $4,500

---------

        $34,059

We will pay all expenses of the offering listed above from cash on hand. No portion of these expenses will be borne by the selling shareholders.

RECENT SALES OF UNREGISTERED SECURITIES

Between September 3, 2004 and May 10, 2005, we issued 10,518,542 common shares to 31 subscribers, as set out in the table below. These shares were sold for cash consideration unless noted otherwise. All of these shares were issued under the Regulation S exemption. None of the purchasers who received shares under Regulation S are U.S. persons as defined in Rule 902(k) of Regulation S, and no sales efforts were conducted in the U.S. in accordance with Rule 903(c). Subscribers to the offering under Regulation S acknowledged that the securities purchased must come to rest outside the U.S. None of the foregoing transactions involved a distribution or public offering, and no commissions were paid in connection with the sale of any such securities.

Name & Beneficial Owner

Purchase Date

# Shares

Consideration   Note

Douglas McClelland

September 3, 2004

9,016,667

$27,050.00      (1)

Melanie Thiessen

November 14, 2004

10,000

 $2,000.00

Fern Fair

November 14, 2004

10,000

 $2,000.00

Lorne Lynn Green

November 14, 2004

10,000

 $2,000.00

Young Jun

November 18, 2004

10,000

 $2,000.00

Foreground Image Inc.

November 25, 2004  100,000

        See Note (2)

Svava Stafanson

November 28, 2004

15,000

 $3,000.00

Eli Chornenki

November 28, 2004   15,000

 $3,000.00

Ryan Lavallee

December 3, 2004

15,000

        See Note (3)

Natasha Urlic

December 4, 2004

15,000

 $1,500.00

Jeff Tymoschuk

December 6, 2004

20,000

 $4,000.00

Patrick Haynes

December 7, 2004

11,525

 $2,305.00

John Nadalin

December 15, 2004

7,500

 $1,500.00

Kate Lindsay

December 28, 2004

7,500

 $1,500.00

Bianca Dubois

December 29, 2004

5,000

 $1,000.00

Peter Orth

December 31, 2004

5,000

 $1,000.00

Brent O’Connor

January 5, 2004

10,000

 $2,000.00

andall Thorne

January 7, 2005

5,000

 $1,000.00

Alexei Diatchine

January 10, 2005

410,000

        See Note (4)

Anna Thiessen

January 13, 2005

10,000

 $2,000.00

Peter Hildebrand

January 13, 2005

10,000

 $2,000.00

Henry Thiessen

January 13, 2005

10,000

 $2,000.00

Michael Thiessen

January 19, 2005

1,500

   $300.00

Luigi Belsito

January 20, 2005

5,000

 $1,000.00

Javed Mawji

January 25, 2005

120,000

        See Note (5)

Lenka Gazova

January 26, 2005

360,000

        See Note (6)

Edward Hadeed

January 27, 2005

264,850

$52,970.00

Peter Svorc

January 27, 2005

9,500

   $950.00

Eva Gazova

January 31, 2005

7,000

   $700.00

Maros Svorc

February 3, 2005

10,000

 $1,000.00

Jueane Ji

May 10, 2005

12,500

 $2,500.00     (7)

(1) Currently Director of the Company. Former President and Vice-President, Finance of the Company.

(2) Consideration received for 100,000 shares was $10,000.00 in cash plus rights under a sub-lease of 400 square feet of office space plus utilities between August 1, 2004 and November 30, 2005 valued at $10,000.00.

(3) Consideration received for 15,000 shares was $1,500.00 in cash and consulting services valued at $1,500.00.

(4) Formerly a Director, Secretary, and Treasurer of the Company. Consideration received for 410,000 shares was $1,230.00 in cash and management services valued at $80,770.00.

(5) Currently Director, Chief Executive Officer, President, and Secretary of the Company. Consideration received for 120,000 shares was $360.00 in cash and management services valued at $23,640.00.

(6) Consideration received for 360,000 shares was $1,080.00 in cash plus provision of website and internet hosting services between January 1, 2005 and August 31, 2008 valued at $70,920.00.

(7) Director of a separate shareholder, Foreground Image Inc.

On September 3, 2004, we issued 9,016,667 shares of common stock to Doug McClelland, our President, in exchange for $27,050 in cash. The purpose of this stock sale was to provide us with initial capital to commence operations and pay some of the expenses incurred during our developmental stage.

On January 10, 2005, we issued 410,000 shares of common stock to our former Secretary, Treasurer, and Director, Alexei Diatchine, for $1,230 in cash and management services valued at $80,770.

On January 25, 2005, we issued 120,000 shares of common stock to our Chief Executive Officer, Javed Mawji, for $360.00 in cash and management services valued at $23,640.00.

On February 3, 2005, we issued 10,000 shares to Maros Svorc at a price of $0.10 per share in return for $1,000 in cash. On May 10, 2005, we issued 12,500 shares to Jueane Ji at a price of $0.20 per share in return for $2,500 in cash. Jueane Ji is the director of one of our other shareholders, Foreground Image Inc.

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

EXHIBIT

NUMBER                    DESCRIPTION

-------                   -----------

3.1    Amended and Restated Articles of Incorporation, dated July 27, 2004 (included as Exhibit 3.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

3.2    Bylaws, dated June 10, 2004 (included as Exhibit 3.2 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

3.3    Amended Bylaws, dated July 28, 2005 (included as Exhibit 3.3 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

5.1    Legal Opinion of Amy Trombly, Esq. (filed herewith).

10.1   Written summary of oral contract between the Company and Alexei Diatchine, dated July 25, 2004 (included as exhibit 10.1 to the Form SB-2/A filed August 14, 2006 and incorporated herein by reference).

10.2  Premises Rental Sub-lease Agreement between the Company and Foreground Image Inc., dated August 1, 2004 (included as Exhibit 10.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.3   Written summary of oral contract between the Company and Ryan Lavallee, dated November 1, 2004 (included as exhibit 10.3 to the Form SB-2/A filed August 14, 2006 and incorporated herein by reference).

10.4   Promissory Note between the Company and I-Dating Solutions Inc., dated September 8, 2004 (included as Exhibit 10.2 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.5   Web Hosting Service Agreement between the Company and Lenka Gazova, dated January 1, 2005 (included as Exhibit 10.3 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.6   Independent Contractor Agreement between the Company and Javed Mawji, dated March 1, 2005 (included as Exhibit 10.3 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.7   Independent Contractor Agreement between the Company and Anoma Alwis, dated May 1, 2005 (included as Exhibit 10.4 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.8   Amending Agreement to Independent Contractor Agreement between the Company and Javed Mawji, dated October 1, 2005 (included as Exhibit 10.5 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

10.9   Programming Services Agreement between the Company and Lenka Gazova, dated January 1, 2006 (included as Exhibit 10.7 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.10  Independent Contractor Agreement between the Company and Javed Mawji, dated March 1, 2006 (included as Exhibit 10.6 to the Form SB-2/A filed April 20, 2006 and incorporated herein by reference).

10.11  Independent Contractor Agreement between the Company and Anoma Alwis, dated May 1, 2006 (included as Exhibit 10.9 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.12  Premises Rental Sub-lease Agreement between the Company and Foreground Image Inc., dated May 1, 2006 (included as Exhibit 10.10 to the Form SB-2/A filed June 27, 2006 and incorporated herein by reference).

10.13  Form of Share Subscription Agreement entered into with each of the selling shareholders (included as Exhibit 10.13 to the Form SB-2/A filed August 14, 2006 and incorporated herein by reference).

14.1   Code of Ethics (included as Exhibit 14.1 to the Form SB-2 filed February 7, 2006 and incorporated herein by reference).

23.3   Consent of Amy Trombly, Esq. (contained in Exhibit 5.1).

UNDERTAKINGS

We hereby undertake:

(1)

To file, during any period in which offers or sales of our securities are being made, a post-effective amendment to this Registration Statement to:

(i)  Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) or any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information.

(2)   For the purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the end of the offering.

(4)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

If we request acceleration of the effective date of this Registration Statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada, on September 11, 2006.

First Source Data, Inc.

By:  /s/  Javed Mawji                   /s/ Anoma Alwis

Javed Mawji

  Anoma Alwis

Chief Executive Officer and Director    Chief Financial Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

(Signature) /s/Javed Mawji

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Javed Mawji

(Title)     Chief Executive Officer and Director

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(Date)

    September 11, 2006

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(Signature) /s/Anoma Alwis

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Anoma Alwis

(Title)

     Chief Financial Officer, Director, and Principal Accounting Officer

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September 11, 2006

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Exhibit 5.1

AMY  M.  TROMBLY,  ESQ.

Trombly Business Law

1320  Centre  Street,  Suite  202

Newton,  MA  02459

(617)243-0060

September 11,  2006

First Source Data,  Inc.

155 Dalhousie St., Suite 1111

Toronto, Ontario, Canada M5B 2P7

Re:  Registration  Statement  on  Form  SB-2

Gentlemen:

I  have  acted  as  counsel  to  First Source Data,  Inc.,  a  Nevada corporation (the  "Company"),  in  connection  with  the  preparation  and  filing  with the Securities  and  Exchange Commission of a Registration  Statement on Form  SB-2, Registration  No.  333-131621  (the "Registration Statement"), pursuant to which the  Company  is  registering  the issuance under the Securities Act of 1933, as amended,  up  to  1,381,875  shares  of  its common  stock, par value $0.001 per share  (the  "Shares")  which  may  be  issued from time to time on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act. This opinion is being  rendered in connection with the filing of the Registration Statement. All capitalized  terms  used  herein  and  not  otherwise  defined  shall  have  the respective  meanings  given  to  them  in  the  Registration  Statement.

In connection with this opinion, I have examined the Company's Amended and Restated Articles of Incorporation, Amended By-laws and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant, and the Registration Statement  and  the  exhibits  thereto.

In  my  examination, I have assumed the genuineness of all signatures, the legal capacity  of  natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me  as  certified or photostatic copies and the authenticity of the originals of such  copies.

Based  upon  the foregoing, and subject to the limitations set forth below, I am of the opinion that, the Shares  will be duly and validly issued, fully paid and non-assessable shares of the  Common  Stock.

I consent to being named counsel to the Company within the prospectus.

My  opinion  is  limited  to  the  General Corporation Law of the State of Nevada and the federal  securities  laws  of  the  United  States and I express no opinion with respect  to  the  laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws  of  any  state  or  any  foreign  jurisdiction.

This  opinion  is based upon currently existing statutes, rules, regulations and judicial  decisions,  and  even though the Securities may be issued from time to time  on  a delayed or continuous basis, I disclaim any obligation to advise you of  any  change  in  any  of these sources of law or subsequent legal or factual developments  which  might  affect  any  matters  or  opinions set forth herein.

I  understand  that  you  wish  to  file  this  opinion  as  an  exhibit  to the Registration  Statement,  and  I  hereby  consent  thereto.

Very  truly  yours,

/s/  Amy  Trombly,  Esq.

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Amy  Trombly,  Esq.